Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of VISION Large Cap Growth Fund II, VISION Large Cap Value Fund II and VISION Managed Allocation Fund - Moderate Growth II portfolios (three of the portfolios comprising VISION Group of Funds) and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated February 7, 2003, in the Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A No. 33-20673) of VISION Group of Funds.



/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 2003